Finisar Announces Fourth Fiscal Quarter and Full Year 2016 Financial Results

SUNNYVALE, CA -- (Marketwired - June 16, 2016) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its fourth quarter and full fiscal year 2016, ended May 1, 2016.

COMMENTARY

"Revenues for our fourth fiscal quarter were $318.8 million, an increase of $9.6 million, or 3.1% compared to the prior quarter, primarily driven by growth in demand for 40G and 100G transceivers for datacom applications including CFP, CFP2, CFP4, QSFP and QSFP28 form factors. Better than expected gross margins, due to favorable product mix, and lower expenses resulted in earnings per fully diluted share exceeding the upper end of our prior guidance range," said Jerry Rawls, Finisar's Chief Executive Officer.

FINANCIAL HIGHLIGHTS - Fourth Quarter Ended May 1, 2016

Summary GAAP Results                            Fourth            Third
                                                Quarter          Quarter
                                                 Ended            Ended
                                              May 1, 2016   January 31, 2016
                                           ---------------- ----------------
                                            (in thousands, except per share
                                                        amounts)

Revenues                                           $318,794         $309,206
Gross margin                                          28.4%            28.4%
Operating expenses                                  $76,306          $77,282
Operating income                                    $14,135          $10,458
Operating margin                                       4.4%             3.4%
Net income                                          $13,072          $12,084
Income per share-basic                                $0.12            $0.11
Income per share-diluted                              $0.12            $0.11

Basic shares                                        107,612          107,180
Diluted shares                                      109,386          108,128

       Summary Non-GAAP Results (a)             Fourth            Third
                                                Quarter          Quarter
                                                 Ended            Ended
                                              May 1, 2016   January 31, 2016
                                           ---------------- ----------------
                                            (in thousands, except per share
                                                        amounts)

Revenues                                           $318,794         $309,206
Non-GAAP Gross margin                                 30.6%            30.3%
Non-GAAP Operating expenses                         $66,186          $67,292
Non-GAAP Operating income                           $31,239          $26,309
Non-GAAP Operating margin                              9.8%             8.5%
Non-GAAP Net income                                 $31,824          $26,604
Non-GAAP Income per share-basic                       $0.30            $0.25
Non-GAAP Income per share-diluted                     $0.29            $0.25

Basic shares                                        107,612          107,180
Diluted shares                                      109,386          108,128

(a)  In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
     GAAP, that are considered by management to be outside of Finisar's core ongoing operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading
     "Finisar Non-GAAP Financial Measures" below.

Financial Statement Highlights for the Fourth Quarter of Fiscal 2016:

--  Revenues were $318.8 million, an increase of $9.6 million, or 3.1%, from
    $309.2 million in the preceding quarter.
--  Sales of products for datacom applications increased by $23.6 million, or 10.8%, compared to the preceding quarter, primarily driven by growth in demand for 40G and 100G transceivers including CFP, CFP2, CFP4, QSFP, and QSFP28 form factors
--  Sales of products for telecom applications decreased by $14.1 million, or (15.6)%, compared to the preceding quarter, primarily as the result of the full three months of the telecom price negotiations and an unexpected decline in demand for legacy products including 10G fixed wavelength and tunable transceivers and amplifiers. In addition, factors expected to partially offset the negative impacts on telecom revenue above during the quarter were lower in magnitude than expected due to delays in adding manufacturing capacity for wavelength selective switches and delays in the qualification of new ROADM linecard designs.
--  GAAP gross margin was 28.4% compared to 28.4% in the preceding quarter.
--  Non-GAAP gross margin was 30.6% compared to 30.3% in the prior quarter, as favorable product mix was partially offset by the impact of the full three months of annual telecom price negotiations, which typically take effect on January 1.
--  GAAP operating expenses were $76.3 million compared to $77.3 million in the prior quarter.
--  Non-GAAP operating expenses decreased to $66.2 million compared to $67.3 million in the prior quarter primarily due to lower G&A costs including lower legal expenses.
--  GAAP earnings per fully diluted share was $0.12 compared to $0.11 in the preceding quarter.
--  Non-GAAP earnings per fully diluted share was $0.29 compared to $0.25 in the preceding quarter.
--  Cash, cash equivalents and short term investments increased $31.4 million to $562.5 million at the end of the fourth quarter, compared to
    $531.1 million at the end of the preceding quarter.

FINANCIAL HIGHLIGHTS - Fiscal Year Ended May 1, 2016

Summary GAAP Results
                                              Fiscal Year      Fiscal Year
                                                 Ended            Ended
                                              May 1, 2016      May 3, 2015
                                           ---------------- ----------------
                                            (in thousands, except per share
                                                        amounts)

Revenues                                         $1,263,166       $1,250,944
Gross margin                                          28.1%            28.1%
Operating expenses                                 $313,627         $324,116
Operating income                                    $41,022          $26,794
Operating margin                                       3.2%             2.1%
Net income                                          $35,193          $11,887
Income per share-basic                                $0.33            $0.12
Income per share-diluted                              $0.32            $0.11

Basic shares                                        106,678          101,408
Diluted shares                                      108,870          104,970

Summary Non-GAAP Results (b)
                                              Fiscal Year      Fiscal Year
                                                 Ended            Ended
                                              May 1, 2016      May 3, 2015
                                           ---------------- ----------------
                                            (in thousands, except per share
                                                        amounts)

Revenues                                         $1,263,166       $1,250,944
Non-GAAP Gross margin                                 30.3%            30.9%
Non-GAAP Operating expenses                        $269,909         $270,040
Non-GAAP Operating income                          $112,333         $116,071
Non-GAAP Operating margin                              8.9%             9.3%
Non-GAAP Net income                                $109,817         $110,376
Non-GAAP Income per share-basic                       $1.03            $1.09
Non-GAAP Income per share-diluted                     $1.01            $1.04

Basic shares                                        106,678          101,408
Diluted shares                                      108,870          106,819

(b)  In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
     GAAP, that are considered by management to be outside of Finisar's core ongoing operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading
     "Finisar Non-GAAP Financial Measures" below.

Financial Statement Highlights for Fiscal 2016:

--  Revenues were $1,263.2 million, an increase of $12.2 million, or 1.0%, from $1,250.9 million in the preceding year.
--  Sales of products for datacom applications decreased by $4.2 million, or
    (0.5)%, compared to the preceding year primarily as the result of having only 52 weeks in the fiscal year compared to 53 weeks in fiscal 2015.
--  Sales of products for telecom applications increased by $16.4 million, or 5.2%, compared to the preceding year primarily driven by growth in the demand for wavelength selective switches.
--  GAAP gross margin was 28.1% compared to 28.1% in the preceding year.
--  Non-GAAP gross margin was 30.3% compared to 30.9% in the prior year due to lower average selling prices.
--  GAAP operating expenses were $313.6 million compared to $324.1 million in the prior year.
--  Non-GAAP operating expenses were $269.9 million compared to $270.0 million in the prior year.
--  GAAP earnings per fully diluted share was $0.32 compared to $0.11 in the preceding year.
--  Non-GAAP earnings per fully diluted share was $1.01 compared to $1.04 in the preceding year.
--  Cash, cash equivalents and short term investments increased $72.3 million to $562.5 million at the end of the fiscal year, compared to
    $490.2 million at the end of the preceding fiscal year.

OUTLOOK

The Company indicated that for the first quarter of fiscal 2017 it currently expects revenues in the range of $323 to $343 million, non-GAAP gross margin of approximately 31%, non-GAAP operating margin of approximately 9.9% to 10.9%, and non-GAAP earnings per fully diluted share in the range of approximately $0.27 to $0.33.

CONFERENCE CALL

Finisar will discuss its financial results for the fourth quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, June 16, 2016, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 877-681-3372 (domestic) or 719-325-4790 (international) and enter conference ID 9069246.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 9069246 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 19, 2015) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                        Consolidated Balance Sheets
                               (in thousands)

                              Jan 31,     Nov 01,     Aug 02,     May 03,
                May 1, 2016     2016        2015        2015        2015
                ----------- ----------- ----------- ----------- -----------
                            (Unaudited) (Unaudited) (Unaudited)
     ASSETS
Current assets:
 Cash and cash
  equivalents   $   299,221 $   268,330 $   258,270 $   232,997 $   197,443
 Short-term
  held-to-
  maturity
  investments       263,255     262,726     262,500     262,695     292,748
 Accounts
  receivable,
  net               249,257     241,384     230,065     234,798     213,234
 Accounts
  receivable,
  other              44,576      41,933      39,982      40,807      40,650
 Inventories        273,291     262,591     264,706     282,093     283,670
 Prepaid
  expenses and
  other assets       18,483      25,317      20,538      22,649      36,518
                ----------- ----------- ----------- ----------- -----------
  Total current
   assets         1,148,083   1,102,281   1,076,061   1,076,039   1,064,263
Property,
 equipment and
 improvements,
 net                348,613     342,818     344,695     322,043     315,777
Purchased
 intangible
 assets, net         18,388      20,686      22,983      25,086      27,188
Goodwill            106,735     106,735     106,735     106,735     106,735
Minority
 investments          4,051       3,692       3,647       2,997       2,847
Other assets         21,119      21,516      23,133      34,960      35,072
                ----------- ----------- ----------- ----------- -----------
  Total assets  $ 1,646,989 $ 1,597,728 $ 1,577,254 $ 1,567,860 $ 1,551,882
                =========== =========== =========== =========== ===========

 LIABILITIES AND
  STOCKHOLDERS'
      EQUITY
Current
 liabilities:
 Accounts
  payable       $   141,591 $   131,240 $   133,220 $   139,600 $   131,510
 Accrued
  compensation       36,084      32,908      31,680      26,392      24,918
 Other accrued
  liabilities        42,206      45,492      43,301      39,753      39,238
 Deferred
  revenue            13,529      11,933      12,438      11,480       9,850
                ----------- ----------- ----------- ----------- -----------
  Total current
   liabilities      233,410     221,573     220,639     217,225     205,516
Long-term
 liabilities:
 Convertible
  notes, net of
  current
  portion           231,011     228,561     226,151     223,760     221,406
 Other non-
  current
  liabilities        14,882      21,765      23,195      21,545      21,167
                ----------- ----------- ----------- ----------- -----------
  Total
   liabilities      479,303     471,899     469,985     462,530     448,089
Stockholders'
 equity:
 Common stock           108         108         107         107         104
 Additional
  paid-in
  capital         2,605,859   2,593,587   2,577,246   2,564,506   2,551,114
 Accumulated
  other
  comprehensive
  income (loss)     (25,188)    (41,701)    (31,835)    (14,390)        861
 Accumulated
  deficit        (1,413,093) (1,426,165) (1,438,249) (1,444,893) (1,448,286)
                ----------- ----------- ----------- ----------- -----------
  Total
   stockholders'
   equity         1,167,686   1,125,829   1,107,269   1,105,330   1,103,793
                ----------- ----------- ----------- ----------- -----------
Total
 liabilities and
 stockholders'
 equity         $ 1,646,989 $ 1,597,728 $ 1,577,254 $ 1,567,860 $ 1,551,882
                =========== =========== =========== =========== ===========

Note - Balance sheet amounts as of May 3, 2015 are derived from the audited consolidated financial statements as of the date.

                            Finisar Corporation
                   Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                         Three Months Ended  Twelve Months Ended    Ended
                        ------------------- --------------------- ---------
                          May 1,   May 03,    May 1,     May 03,   Jan 31,
                           2016      2015      2016       2015       2016
                        --------- --------- ---------- ---------- ---------
Revenues                $ 318,794 $ 320,042 $1,263,166 $1,250,944 $ 309,206
Cost of revenues          226,723   229,390    901,316    888,573   219,836
Impairment of long-
 lived assets                   -         -      1,071      5,722         -
Amortization of
 acquired developed
 technology                 1,630     1,435      6,130      5,739     1,630
                        --------- --------- ---------- ---------- ---------
Gross profit               90,441    89,217    354,649    350,910    87,740
Gross margin                 28.4%     27.9%      28.1%      28.1%     28.4%
Operating expenses:
  Research and
   development             50,169    51,117    203,389    202,089    49,840
  Sales and marketing      11,621    11,800     46,619     46,178    11,899
  General and
   administrative          13,848    15,303     60,117     72,856    14,875
  Impairment of long-
   lived assets                 -         -        830         45         -
  Amortization of
   purchased
   intangibles                668       713      2,672      2,948       668
                        --------- --------- ---------- ---------- ---------
    Total operating
     expenses              76,306    78,933    313,627    324,116    77,282
                        --------- --------- ---------- ---------- ---------
Income from operations     14,135    10,284     41,022     26,794    10,458
Interest income               802       536      2,345      1,811       709
Interest expense           (3,017)   (3,335)   (11,750)   (12,022)   (2,933)
Other income
 (expenses), net              (80)    4,041      3,214      4,099     1,968
                        --------- --------- ---------- ---------- ---------
Income before income
 taxes                     11,840    11,526     34,831     20,682    10,202
Provision (benefit) for
 income taxes              (1,232)    4,199       (362)     8,795    (1,882)
                        --------- --------- ---------- ---------- ---------
Net income              $  13,072 $   7,327 $   35,193 $   11,887 $  12,084
                        ========= ========= ========== ========== =========

Net income per share
 attributable to
 Finisar Corporation
 common stockholders:

  Basic                 $    0.12 $    0.07 $     0.33 $     0.12 $    0.11
  Diluted               $    0.12 $    0.07 $     0.32 $     0.11 $    0.11

Shares used in
 computing net income
 per share - basic        107,612   104,005    106,678    101,408   107,180
Shares used in
 computing net income
 per share - diluted      109,386   107,535    108,870    104,970   108,128

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results. Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facility costs during facility move (non-core cash charges);
--  Stock-based compensation expense (non-cash charges);
--  Impairment of long-lived assets (non-cash charges);
--  Reduction in force costs (non-core cash charges); and
--  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Gain or loss on litigation settlements and resolutions and related costs
    (non-core cash charges or benefits);
--  Shareholder class action and derivative litigation costs (non-core cash charges associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
--  Employee and employer tax liabilities related to the 2006 special investigation into our historical stock option granting practices (non-
    core cash charges);
--  Acquisition related costs (non-core cash charges);
--  Impairment of acquired R&D reimbursement receivable (non-core non-cash charges);
--  Unclaimed property tax audit accrual (non-core charges); and
--  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Other interest income (non-core benefits);
--  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gain related to minority investments (non-core benefit);
--  Other miscellaneous expenses (income) (non-core charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
--  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income taxes.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                     Three
                                  Three Months     Twelve Months    Months
                                     Ended             Ended         Ended
                               ----------------- ----------------- --------
                                May 1,   May 03,  May 1,   May 03,  Jan 31,
                                 2016     2015     2016     2015     2016
                               -------- -------- -------- -------- --------
GAAP to non-GAAP
 reconciliation of gross
 profit:
Gross profit - GAAP            $ 90,441 $ 89,217 $354,649 $350,910 $ 87,740
Gross margin - GAAP                28.4%    27.9%    28.1%    28.1%    28.4%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   valuation adjustments          2,102    2,752    7,227   10,293    1,293
  Amortization of acquired
   technology                     1,630    1,435    6,130    5,739    1,630
  Duplicate facility costs
   during facility move               8        4      101      776        7
  Stock compensation              2,847    2,692   11,000   10,216    2,539
  Impairment of long-lived
   assets                             -      420    1,282    6,266        -
  Reduction in force costs          369      406    1,704    1,571      364
  Acquisition related
   retention payment                 28       72      149      340       28
                               -------- -------- -------- -------- --------
    Total cost of revenue
     adjustments                  6,984    7,781   27,593   35,201    5,861
                               -------- -------- -------- -------- --------
Gross profit - non-GAAP          97,425   96,998  382,242  386,111   93,601
                               -------- -------- -------- -------- --------
Gross margin - non-GAAP            30.6%    30.3%    30.3%    30.9%    30.3%

GAAP to non-GAAP
 reconciliation of operating
 income:
Operating income - GAAP          14,135   10,284   41,022   26,794   10,458
Operating margin - GAAP             4.4%     3.2%     3.2%     2.1%     3.4%
Adjustments:
Total cost of revenue
 adjustments                      6,984    7,781   27,593   35,201    5,861
Total operating expense
 adjustments
  Operating expenses - GAAP      76,306   78,933  313,627  324,116   77,282
    Research and development
      Reduction in force costs      386       82      904      790      230
      Duplicate facility costs
       during facility move           7      143      284    1,009        7
      Acquisition related
       retention payment             32      104      222      595       32
      Stock compensation          4,855    5,084   19,386   18,916    4,723
      Impairment of long-lived
       assets                         -        -      287        -        -
      Impairment of acquired
       R&D reimbursement
       receivable                     -       87        -       87        -
  Sales and marketing
      Reduction in force costs        1        -      225        -       44
      Acquisition related
       retention payment              -       12       15       50        2
      Stock compensation          1,747    1,749    6,885    6,503    1,713
  General and administrative
      Reduction in force costs       49        -    1,403      103       39
      Duplicate facility costs       24        -      191      152      150
      Acquisition related
       retention payment              4        8       (1)     (24)       -
      Stock compensation          2,381    2,894   10,241   10,977    2,343
      Payroll taxes related to
       options investigation          -        -        -       17        -
      Acquisition related
       costs                         (1)      18      434      292       39
      Litigation settlements
       and resolutions and
       related costs                  1       (6)      17   11,748        -
      Shareholder class action
       and derivative
       litigation costs            (184)    (121)    (184)    (131)       -
      Unclaimed property tax
       audit accrual                150        -      150        -        -
  Amortization of purchased
   intangibles                      668      713    2,672    2,948      668
  Impairment of long-lived
   assets                             -       (1)     587       44        -
                               -------- -------- -------- -------- --------
        Total operating
         expense adjustments     10,120   10,766   43,718   54,076    9,990
                               -------- -------- -------- -------- --------
  Operating expenses - non-
   GAAP                          66,186   68,167  269,909  270,040   67,292
                               -------- -------- -------- -------- --------
Operating income - non-GAAP      31,239   28,831  112,333  116,071   26,309
                               -------- -------- -------- -------- --------
Operating margin - non-GAAP         9.8%     9.0%     8.9%     9.3%     8.5%

GAAP to non-GAAP
 reconciliation of income
 before income taxes:
Income before income taxes -
 GAAP                            11,840   11,526   34,831   20,682   10,202
Adjustments:
Total cost of revenue
 adjustments                      6,984    7,781   27,593   35,201    5,861
Total operating expense
 adjustments                     10,120   10,766   43,718   54,076    9,990
Total Interest and other
 adjustments
Other interest income                (6)       -     (119)       -     (113)
Non-cash imputed interest
 expenses on convertible debt     2,449    2,334    9,605    9,153    2,411
Imputed interest related to
 restructuring                       40       47      171      196       42
Other (income) expense, net
    Loss (gain) on sale of
     assets                         165     (559)    (579)    (317)    (644)
    Loss (gain) related to
     minority investments             -   (1,470)       -   (1,470)       -
    Other miscellaneous income     (184)    (850)  (1,824)  (1,028)  (1,503)
    Foreign exchange
     transaction (gain) or
     loss                           362     (607)     925    1,373    1,205
    Amortization of debt
     issuance cost                  154      154      616      616      154
                               -------- -------- -------- -------- --------
      Total Interest and other
       adjustments                2,980     (951)   8,795    8,523    1,552
                               -------- -------- -------- -------- --------
Income before income taxes -
 non-GAAP                        31,924   29,122  114,937  118,482   27,605
                               -------- -------- -------- -------- --------

GAAP to non-GAAP
 reconciliation of net income:
Net income - GAAP                13,072    7,327   35,193   11,887   12,084
Total cost of revenue
 adjustments                      6,984    7,781   27,593   35,201    5,861
Total operating expense
 adjustments                     10,120   10,766   43,718   54,076    9,990
Total Interest and other
 adjustments                      2,980     (951)   8,795    8,523    1,552
Income tax provision
 adjustments                     (1,332)   1,950   (5,482)     689   (2,883)
                               -------- -------- -------- -------- --------
  Total adjustments              18,752   19,546   74,624   98,489   14,520
                               -------- -------- -------- -------- --------
Net income - non-GAAP          $ 31,824 $ 26,873 $109,817 $110,376 $ 26,604
                               ======== ======== ======== ======== ========

Non-GAAP net income for
 diluted earnings per share
 calcuation
Non-GAAP net income            $ 31,824 $ 26,873 $109,817 $110,376 $ 26,604
Add: interest expense for
 dilutive convertible notes           -        -        -    1,072        -
                               -------- -------- -------- -------- --------
Adjusted non-GAAP income       $ 31,824 $ 26,873 $109,817 $111,448 $ 26,604
                               ======== ======== ======== ======== ========

Basic non-GAAP income per
 share
  GAAP earnings per share      $   0.12 $   0.07 $   0.33 $   0.12 $   0.11
  Impact of all non-GAAP
   adjustments                 $   0.18 $   0.19 $   0.70 $   0.97 $   0.14
  Non-GAAP earnings per share  $   0.30 $   0.26 $   1.03 $   1.09 $   0.25

Diluted non-GAAP income per
 share
  GAAP earnings per share      $   0.12 $   0.07 $   0.32 $   0.11 $   0.11
  Impact of all non-GAAP
   adjustments                 $   0.17 $   0.18 $   0.69 $   0.93 $   0.14
  Non-GAAP earnings per share  $   0.29 $   0.25 $   1.01 $   1.04 $   0.25

Shares used in computing non-
 GAAP income per share
  Basic                         107,612  104,005  106,678  101,408  107,180
  Diluted                       109,386  107,535  108,870  106,819  108,128

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